UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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TigerLogic Corporation

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TIGERLOGIC CORPORATION

25A Technology Drive

Irvine, California 92618

Notice of Annual Meeting of Stockholders and Important Notice Regarding the

Availability of Proxy Materials for the Stockholder Meeting to Be Held on

February 25, 2009

To the Stockholders of TigerLogic Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TigerLogic Corporation, a Delaware corporation (the “Company”), will be held at the Cupertino Inn located at 10889 North De Anza Boulevard, Cupertino, California 95104, on Wednesday, February 25, 2009 at 10:00 a.m. local time for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect two (2) Class I directors of the Company to serve a term of three (3) years or until their successors are duly elected and qualified;

2.	To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending March 31, 2009;

3.	To approve the TigerLogic Corporation 2009 Equity Incentive Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on January 5, 2009 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting, or at the office of the Secretary of the Company, 25A Technology Drive, Irvine, California 92618, for a period of ten (10) days prior to the Annual Meeting.

A copy of the Company’s Annual Report for the fiscal year ended March 31, 2008, containing consolidated financial statements, is included with this mailing. Your attention is directed to the accompanying Proxy Statement for the text of the matters to be proposed at the Annual Meeting and further information regarding each proposal to be made.

STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE ASKED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH.

The Proxy Statement and Annual Report are also available at www.cfpproxy.com/4347

By Order of the Board of Directors,

/s/ Richard W. Koe

Richard W. Koe
Chairman of the Board

Irvine, California
January 23, 2009

TIGERLOGIC CORPORATION

25A Technology Drive

Irvine, California 92618

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement is furnished by the Board of Directors of TigerLogic Corporation, a Delaware corporation (the “Board” and the “Company,” respectively), in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held on Wednesday, February 25, 2009, at 10:00 a.m. local time, at the Cupertino Inn located at 10889 North De Anza Boulevard, Cupertino, California 95104, and at any adjournments or postponements thereof. Our principal executive office is located at 25A Technology Drive, Irvine, California 92618 and our telephone number is (949) 442-4400. The purposes of the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders.

This Proxy Statement and the Notice of Annual Meeting and proxy are being mailed on or about January 23, 2009, to all stockholders entitled to vote at the Annual Meeting. ANY PROXY IN WHICH NO DIRECTION IS SPECIFIED WILL BE VOTED IN FAVOR OF EACH OF THE MATTERS FOR WHICH NO DIRECTION IS SPECIFIED.

GENERAL INFORMATION ABOUT THE MEETING

The close of business on January 5, 2009 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. On that date, the Company’s outstanding voting securities consisted of 26,697,501 shares of Common Stock, which were held by approximately 135 stockholders of record.

Holders of a majority of the Company’s outstanding securities entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the shares present, in person or by proxy, at the Annual Meeting do not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

Shares that are voted “FOR,” “AGAINST,” “WITHHOLD AUTHORITY” or “ABSTAIN” will be treated as being present at the Annual Meeting for purposes of establishing a quorum. Accordingly, if you have returned a valid proxy or attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting. Broker “non-votes” (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will also be counted as present for purposes of determining the presence of a quorum.

Abstentions are included in determining the number of shares voted on the proposals submitted to stockholders (other than the election of directors) and will have the same effect as a vote against such proposals. Because directors are elected by a plurality of the votes of the shares represented at the Annual Meeting, abstentions will have no effect on the outcome of the election of directors. Although broker non-votes will be counted for the purpose of determining the presence of a quorum, broker non-votes will not be counted for the purpose of determining the number of shares voted on the proposals submitted to stockholders. Accordingly, broker non-votes will have no effect on the outcome of a vote on any of the proposals.

Whether or not you are able to attend the Annual Meeting, the Company urges you to submit your proxy, which is solicited by the Board. You are urged to give instructions as to how to vote your shares. All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Any proxy for which no instructions are given will be voted in accordance with the following recommendations of our Board:

•

“FOR” the election of Douglas G. Marshall and Philip D. Barrett as Class I directors to serve a term of three (3) years expiring at the Annual Meeting of Stockholders following the fiscal year ending on March 31, 2011 or until their successors are duly elected and qualified.

•	“FOR” ratification of KPMG LLP as our independent auditors for the fiscal year ending March 31, 2009.

•	“FOR” approval of the TigerLogic Corporation 2009 Equity Incentive Plan as described in Proposal Three.

We are not aware of any matters to be presented other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the persons designated in the enclosed proxy (the “Proxy Agents”) will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the Proxy Agents can vote your shares on the new meeting date as well, unless you have revoked your proxy.

You may revoke your proxy at any time prior to its use by (i) delivering a written notice of revocation to the chief financial officer of the Company, (ii) filing a duly executed proxy bearing a later date with the Company or (iii) attending the Annual Meeting and voting in person.

The costs of this solicitation, including the preparation, assembly, web hosting, printing and mailing of this Proxy Statement and the proxy, will be borne by the Company. The Company will request brokerage houses and other nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of the Company’s voting securities. The Company may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally or by telephone or facsimile. Except as described above, the Company does not intend to solicit proxies other than by mail.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Amended and Restated Bylaws of the Company provide that the Board is to be composed of no less than five (5) and no more than nine (9) directors divided into Classes I, II and III, each with as nearly equal a number of directors as possible. The exact number of directors is currently set at five (5) by resolution of the Board. The directors are elected to serve staggered three-year terms, with the term of one class of directors expiring each year at the Annual Meeting of Stockholders.

At the Annual Meeting, two (2) individuals will be elected as Class I directors, each to serve for a three (3) year term or until his successor is duly elected and qualified. The Board has nominated Douglas G. Marshall and Philip D. Barrett for re-election as Class I directors at the Annual Meeting.

The Board knows of no reason why the nominees would be unable or unwilling to serve, but if either nominee should, for any reason, be unable or unwilling to serve, the proxies will be voted for the election of such other person to the office of director as the Board may recommend in the place of such nominee.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE NOMINEES

FOR ELECTION AS MEMBERS OF THE BOARD.

Voting Information

Proxies solicited by the Board will, unless otherwise directed, be voted to elect the nominees proposed by the Board. A stockholder submitting a proxy may vote for the nominees for election to the Board or may withhold his or her vote from such nominees. Each stockholder will be entitled to one (1) vote for each share of Common Stock held by the stockholder on the record date. Directors are elected by a plurality of votes, and, therefore, if a quorum is present and voting, the two nominees receiving the highest number of affirmative votes will be elected to the Board. Abstentions and broker non-votes, while included for the purpose of determining the presence of a quorum at the Annual Meeting, will have no effect on the vote. The Proxy Agents will vote your shares “FOR” the nominee unless instructions to the contrary are indicated in the enclosed proxy.

Each nominee has agreed to serve the Company as a director if elected. However, should a nominee become unwilling or unable to serve if elected, the Proxy Agents will exercise their voting power in favor of such other person as the Board may recommend. The Company’s Amended and Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Nominees and Current Directors

The following table sets forth the names, ages, as of December 31, 2008, and committee memberships of the current directors of the Company, the dates they joined the Board and the years in which their terms expire:

Name of Director	Age	Director Since	Term Expires(1)
Douglas G. Marshall(2,3,4)	52	1998	2008
Philip D. Barrett(3)	52	2007	2008
Richard W. Koe(2,4,5)	52	2003	2009
Carlton H. Baab	51	2001	2010
Gerald F. Chew(2,3,4)	48	1998	2010

(1)	Each term ends on the date of the Annual Meeting of Stockholders held following the fiscal year ending on March 31 of such year.

(2)	Member of the Compensation Committee.

(3)	Member of the Audit Committee.

(4)	Member of the Nominating and Corporate Governance Committee.

(5)	Member of the Stock Committee, a subcommittee of the Compensation Committee.

The following is a brief summary of the background of each director:

Mr. Koe joined the Board in January 2003. Since 1991, Mr. Koe has served as Managing General Partner for Astoria Capital Partners, L.P. (“Astoria”), a significant stockholder of ours, and Montavilla Partners, L.P., both of which are investment partnerships, and as President of Astoria Capital Management (“ACM”). Mr. Koe has served as Chairman of the Board since December 2004. Mr. Koe holds a B.A. in History from the University of Oregon. Mr. Koe serves as Chairman of the Compensation Committee and the Nominating and Corporate Governance Committee and is the sole member of the Stock Committee, a subcommittee of the Compensation Committee.

Mr. Baab joined us as the President and Chief Executive Officer in August 2001 and was appointed as a member of the Board in December 2001. From May 2001 to August 2001, Mr. Baab served as a Managing Principal of ACM; a Securities and Exchange Commission (the “SEC”) registered investment advisor and a General Partner of Astoria, a significant stockholder of ours. In August 2001, Mr. Baab took a formal leave of absence from ACM to join us. From March 2000 to April 2001, Mr. Baab was the Vice President of Finance and Chief Financial Officer of Certive, Inc., a web-based small-business services firm. From January 1999 to March 2000, Mr. Baab was the Chief Operating Officer and Chief Financial Officer of RemarQ Communities, Inc., a web-based provider of discussion group services. Mr. Baab served as Chief Financial Officer of the CKS Group (“CKS”), a marketing communications company, from February 1994 through December 1998. In addition, Mr. Baab served as an Executive Vice President and the Secretary of CKS from August 1995 through December 1998 and as CKS’s Chief Operating Officer from August 1995 through May 1996. Mr. Baab also served on the Board of Directors of Momentum Business Applications, Inc. (Nasdaq: MMTM), which provided research and development expertise on a contract basis, until it was acquired by PeopleSoft (Nasdaq: PSFT) in April 2002. Mr. Baab holds a B.S. in Electrical Engineering, with honors, from the University of Southern California and an M.B.A. from the Harvard Graduate School of Business Administration.

Mr. Chew joined the Board in July 1998. Since September 2008, Mr. Chew has served as a Vice President at IHS, Inc. (NYSE: IHS), a leading global source of critical information and insight. In addition, since October 2003, Mr. Chew has served as Managing Director of Bridgetown Associates LLC, an investment advisory firm. Mr. Chew served as the President and Chief Operating Officer of MDSI Mobile Data Solutions Inc. (“MDSI”) from April 2001 to March 2002 and served as a director of MDSI from 1995 until April 2001. Mr. Chew served as Executive Vice President of Ancora Capital & Management Group, LLC, an investment firm, from June 1998 to January 2001. Mr. Chew holds a B.S. in Electrical Engineering from the University of California, Davis and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College. Mr. Chew is also an advisor to several private companies. Mr. Chew serves as Chairman of the Audit Committee and serves on the Compensation Committee and the Nominating and Corporate Governance Committee.

Mr. Marshall joined the Board in July 1998. Mr. Marshall joined Addison Avenue Federal Credit Union as its Chief Marketing Officer in July 2008. From November 2001 to June 2008, Mr. Marshall held senior management positions at Washington Mutual, a financial services company, most recently as Senior Vice President of Deposit Strategy and Product Management. From August 1994 to November 2001, Mr. Marshall held a number of marketing positions at Bank of America (NYSE: BAC), most recently as Senior Vice President of Brand Management. Mr. Marshall holds a B.A. in English from Seattle Pacific University and an M.B.A. from the University of Washington. Mr. Marshall serves on the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee.

Mr. Barrett joined the Board in November 2007. Mr. Barrett is the Chairman and co-owner of Machine Sciences Corporation, a private company he co-founded in July 2001 that specializes in the manufacturing of high precision machined parts for the aerospace and optics industries. Mr. Barrett also serves as Managing Partner of Barrett Hill Vineyards and Winery, a private company he founded in March 2005. In addition, Mr. Barrett has been a private investor since 1995. In July 1998, Mr. Barrett was appointed a director of Omnis Technology Corporation and served as its Chairman from December 1998 until its merger with PickAx, Inc. in November 2000 to form TigerLogic Corporation. From January 1995 to November 1998, Mr. Barrett served as President and Owner of Oregon Pro Sport, a company that managed professional sports teams. From January 1991 to February 1994, Mr. Barrett served as President and co-owner of Supra Products, Inc., a manufacturer of high technology access control systems that was sold to Berwind Industries and General Electric in September 1994. Mr. Barrett received his B.A. in Accounting from Seattle Pacific University and his M.B.A. from the University of Rhode Island. Mr. Barrett serves on the Audit Committee.

To the Company’s knowledge, with the exception of Mr. Chew and Mr. Koe, who are cousins, there are no family relationships between any of our directors and executive officers.

Meetings and Committees of the Board of Directors

The Board currently has three (3) committees and one (1) subcommittee: an Audit Committee, a Compensation Committee, a Stock Committee, which is a subcommittee of the Compensation Committee, and a Nominating and Corporate Governance Committee. The following describes each committee, its current membership, the number of meetings held during fiscal 2008, and its function. All members of these committees are non-employee directors.

The Board held eight (8) meetings during the fiscal year ended March 31, 2008. Each director attended all of the meetings of the Board during his term, and each director attended all meetings of the committees and subcommittees on which he served during his term. The Board has determined that all of its directors, other than Mr. Baab and Mr. Koe, are “independent” for purposes of the applicable rules and regulations of the Securities and Exchange Commission and the applicable rules of the National Association of Securities Dealers’ listing standards. The Company relies on the “Controlled Company” exemption set forth in Rule 4350(c)(5) of the National Association of Securities Dealers’ listing standards because Mr. Koe serves on both the Compensation Committee and the Nominating and Corporate Governance Committee. The Company is a “Controlled Company” as defined in such Rule because more than 50% of the voting power of the Company is held by Astoria.

The members of the Audit Committee are Mr. Chew, Mr. Marshall and Mr. Barrett. The Audit Committee held five (5) meetings during the fiscal year ended March 31, 2008. The functions of the Audit Committee include reviewing and supervising the financial controls of the Company, appointing, compensating and overseeing the work of the independent auditors, reviewing the books and accounts of the Company, meeting with the officers of the Company regarding the Company’s financial controls, acting upon recommendations of the independent auditors and taking such further actions as the Audit Committee deems necessary to complete an audit of the books and accounts of the Company. The Board has adopted a written charter for the Audit Committee which is posted on our website at www.tigerlogic.com. The Board has determined that the members of the Audit Committee are “independent” for purposes of the applicable rules and regulations of the Securities and Exchange Commission and the applicable rules of the National Association of Securities Dealers’ listing standards. The Board has determined that Gerald F. Chew qualifies as an “audit committee financial expert” as defined in Item 401(e) of Regulation S-B.

The members of the Compensation Committee are Mr. Koe, Mr. Chew (who was appointed by the Board on August 10, 2007) and Mr. Marshall. The Compensation Committee held two (2) meetings during the fiscal year ended March 31, 2008. The Compensation Committee’s functions include reviewing with management cash and other compensation policies for employees, making recommendations to the Board regarding compensation matters and determining compensation for the Chief Executive Officer. In addition, the Stock Committee, a subcommittee of the Compensation Committee, administers the Company’s stock plans and, within the terms of each stock plan, determines the terms and conditions of issuances of awards thereunder. The Board has adopted a written charter for the Compensation Committee, which is posted on our website at www.tigerlogic.com. The Board has determined that the members of the Compensation Committee, other than Mr. Koe, are “independent” for purposes of the applicable rules and regulations of the Securities and Exchange Commission and the applicable rules of the National Association of Securities Dealers’ listing standards.

The members of the Nominating and Corporate Governance Committee are Mr. Koe, Mr. Chew (who was appointed by the Board on August 10, 2007) and Mr. Marshall. The Nominating and Corporate Governance Committee held two (2) meetings during the fiscal year ended March 31, 2008. The Nominating and Corporate Governance Committee makes recommendations to the Board regarding the size and composition of the Board, establishes procedures for the nomination process, recommends candidates for election to the Board and nominates officers for election by the Board. In addition, the Nominating and Corporate Governance Committee reviews and reports to the Board on a periodic basis with regard to matters of corporate governance. The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is posted on our website at www.tigerlogic.com. The Board has determined that the members of the Corporate Governance and Nominating Committee, other than Mr. Koe, are “independent” for purposes of the applicable rules and regulations of the Securities and Exchange Commission and the applicable rules of the National Association of Securities Dealers’ listing standards.

The Nominating and Corporate Governance Committee will consider recommendations for candidates to the Board from stockholders holding no less than 2% of the outstanding shares of the Company’s voting securities continuously for at least 12 months prior to the date of the submission of the recommendation for nomination. If the Nominating and Corporate Governance Committee wishes to identify new independent director candidates for Board membership, it is authorized to retain, and to approve the fees of, third party executive search firms to help identify prospective director nominees. A stockholder that desires to recommend a candidate for election to the Board shall direct the recommendation in writing to TigerLogic Corporation, attention: Corporate Secretary, 25A Technology Drive, Irvine, California 92618, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Company stock, a statement from the recommending stockholder in support of the candidate, references, particularly within the context of the criteria for Board membership, including issues of character, diversity, skills, judgment, age, independence, industry experience, expertise, corporate experience, length of service, other commitments and the like, and a written indication by the candidate of her/his willingness to serve, if elected. The Nominating and Corporate Governance Committee has not formally adopted any specific, minimum qualifications that must be met by each candidate for the Board, nor are there specific qualities or skills that are necessary for one or more of the members of the Board to possess. The Nominating and Corporate Governance Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have or have had experience in positions with a high degree of responsibility, (iv) are or were leaders in the companies or institutions with which they are or were affiliated, (v) have qualifications that will increase overall Board effectiveness and (vi) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members. In order to identify and evaluate nominees for director, the Nominating and Corporate Governance Committee regularly reviews the current composition and size of the Board, reviews qualifications of nominees, evaluates the performance of the Board as a whole, evaluates the performance and qualifications of individual members of the Board eligible for re-election at the annual meeting of stockholders, considers such factors as character; diversity; skills; judgment; age; independence; industry experience; expertise; corporate experience; length of service; other commitments and the like; and the general needs of the Board, including applicable independence requirements. The Nominating and Corporate Governance Committee considers each individual candidate in the context of the current perceived needs of the Board as a whole. The Nominating and Corporate Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

The Company encourages all incumbent directors and nominees for election as director to attend the annual meeting of stockholders. Mr. Koe and Mr. Baab attended the annual meeting of stockholders on February 27, 2008.

Stockholder Communications with the Board

A stockholder that desires to communicate directly with the Board or one or more of its members concerning the affairs of the Company shall direct the communication in written correspondence by letter to TigerLogic Corporation, attention Corporate Secretary, 25A Technology Drive, Irvine, California 92618. If such communication is intended for some but not all of the members of the Board, the intended recipients shall be clearly indicated in bold type at the beginning of the letter. Alternatively, a stockholder may communicate anonymously with the non-employee members of the Board via the website www.mysafeworkplace.com.

Stockholder Nominations for Director

Our Amended and Restated Bylaws provide that nominations for election to the Board may be made by the Board, any nominating committee of the Board or any stockholder entitled to vote for election of directors at the meeting. A stockholder who wishes to make a nomination must comply with the notice procedures set forth in Section 2.10 of our Amended and Restated Bylaws. To be timely, such notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the date on which the Company first mailed its proxy materials for the previous Annual Meeting of the Stockholders (or the date on which the Company mails its proxy materials for the current year if during the prior year the Company did not hold an Annual Meeting or if the date of the Annual Meeting was changed more than thirty (30) days from the prior year). In the case of our next Annual Meeting, this notice must be received by us no later than October 25, 2009 and no earlier than September 26, 2009. Such notice must include the information specified in Section 2.10 of our Amended and Restated Bylaws, which is posted on our website at www.tigerlogic.com.

PROPOSAL TWO

RATIFICATION

OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected the accounting firm of KPMG LLP to serve as the Company’s independent auditors for the fiscal year ending March 31, 2009. KPMG LLP were the independent auditors for the year ended March 31, 2008. A proposal to ratify the appointment of KPMG LLP for the current year will be presented at the Annual Meeting. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

The decision of the Audit Committee to appoint KPMG LLP was based on a careful consideration of the firm’s qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, the issues, if any, raised by the most recent quality control review, and the reputation for integrity and competence of the firm in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the SEC’s Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that such services will not impair the independence of the auditors.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

APPOINTMENT OF INDEPENDENT AUDITORS.

Voting Information

Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request ratification of this selection by the stockholders. Ratification of the selection requires the affirmative vote by a majority of the shares entitled to vote present in person or represented by proxy at the Annual Meeting. Abstentions, while included for the purpose of determining the presence of a quorum at the Annual Meeting, will have the effect of a vote against the ratification of KPMG LLP as our independent auditors. Broker non-votes, while included for the purpose of determining the presence of a quorum at the Annual Meeting, will have no effect on the vote. The Proxy Agents will vote your shares “FOR” approval of the ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending March 31, 2009 unless instructions to the contrary are indicated in the enclosed proxy. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint new independent auditors at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee may reconsider its selection.

Fees Paid to Principal Accountants

The following table presents the aggregate fees billed for the indicated services performed by KPMG LLP during the 2008 and 2007 fiscal years.

Description of Services	2008	2007
Audit Fees	$506,608	$495,431
Tax Fees	$79,868	$70,700
Total	$586,476	$566,131

Audit Fees. Audit Fees relate to professional services rendered in connection with the audit of our annual financial statements, quarterly review of financial statements included in our Form 10-QSB, and audit services provided in connection with other statutory and regulatory filings.

Tax Fees. Tax Fees include professional services related to tax compliance, tax advice and tax planning and transfer pricing consultation, including but not limited to the preparation of federal and state tax returns.

The Audit Committee approved all of the services provided by KPMG LLP in fiscal years 2008 and 2007. Pursuant to the Audit Committee Charter, the Audit Committee must pre-approve audit and non-audit services to be provided to the Company by the independent auditor, or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible.

PROPOSAL THREE

APPROVAL OF THE 2009 EQUITY INCENTIVE PLAN

The Board is asking stockholders to approve the Company’s 2009 Equity Incentive Plan (the “2009 Plan”) so that we can use the 2009 Plan to achieve the Company’s employee performance, recruiting, retention and incentive goals. On January 13, 2009, the Board approved the 2009 Plan, subject to stockholder approval at the Annual Meeting.

Assuming stockholder approval, the number of shares of Common Stock initially reserved for issuance under the 2009 Plan will be 800,925 shares plus the number of shares that, (a) as of January 11, 2009, have been reserved but not issued pursuant to any awards granted under the Company’s 1999 Stock Plan (the “1999 Plan”) and are not subject to any awards granted thereunder, or (b) are subject to awards granted under the 1999 Plan that otherwise would have been returned to the 1999 Plan on account of the expiration, cancellation or forfeiture of awards granted under such plan, with the maximum number of shares to be added to the 2009 Plan pursuant to clauses (a) and (b) above equal to 2,958,296 shares. In addition, the share reserve will annually increase until the termination of the 2009 Plan by an amount of shares equal to the lesser of (i) 3% of the Company’s total outstanding shares on the last day of each fiscal year of the Company, (ii) 2,000,000 or (iii) such lesser amount as determined in the sole and absolute discretion of the Board.

The 1999 Plan is currently set to expire in April of 2009, after which no new equity awards may be granted thereunder. As of January 11, 2009, 2,857,882 shares remained available under the 1999 Plan.

Description of the 2009 Plan

The following paragraphs provide a summary of the principal features of the 2009 Plan. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the 2009 Plan, which is attached hereto as Appendix A. Capitalized terms used herein and not defined shall have the meanings set forth in the 2009 Plan.

Background and Purpose. The 2009 Plan permits the grant of incentive stock options, nonqualified stock options, and restricted stock (each individually, an “Award”). The purposes of the 2009 Plan are to attract, motivate, and retain (1) employees of the Company and any parent or subsidiary of the Company, (2) consultants who provide services to the Company and any parent or subsidiary of the Company, and (3) directors of the Company who are employees of neither the Company nor any parent or subsidiary of the Company.

We provide equity compensation to our employees as an incentive to increase long-term stockholder value. Our current stock plan, the 1999 Plan, expires in April 2009. In order to continue to make equity compensation a part of our employees’ total compensation package following the expiration of the 1999 Plan, the Board has adopted the 2009 Plan.

We believe that equity awards should be a key part of employee compensation, that equity awards promote employee attention to the importance of running the business and that equity awards enable us to compete effectively for the best talent in the software industry. We strongly believe that the approval of the 2009 Plan and the ability to grant equity awards are essential to our continued success. Equity compensation is key to attracting and retaining this talent and keeping employees motivated. If the 2009 Plan is not approved at the Annual Meeting, it would seriously hamper our ability to attract and retain the talent we need, and therefore, could affect our success.

Administration. The 2009 Plan may be administered by the Board or a committee of the Board (the “Committee”). To make grants to certain officers and key employees of the Company, the members of the Committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934. The Board and the Committee, if so appointed, are hereinafter collectively referred to as the “Administrator.”

Subject to the provisions of the 2009 Plan, the Administrator has the authority to: (1) interpret the 2009 Plan and apply its provisions, (2) prescribe, amend or rescind rules and regulations relating to the 2009 Plan, (3) select the persons to whom Awards are to be granted, (4) determine the number of shares to be made subject to each Award, (5) determine whether and to what extent Awards are to be granted, (6) determine the terms and conditions applicable to Awards generally and to each individual Award (including the provisions of the Award agreement to be entered into between the Company and the participant), (7) amend any outstanding Award subject to applicable legal restrictions, (8) authorize any person to execute, on our behalf, any instrument required to effect the grant of an Award, (9) approve forms of Award agreement for use under the 2009 Plan, (10) allow participants to satisfy withholding tax obligations by electing to have the Company withhold from the shares to be issued upon exercise or vesting of an Award that number of shares having a fair market value equal to the minimum amount required to be withheld, (11) determine the fair market value of our Common Stock, and (12) subject to certain limitations, take any other actions deemed necessary or advisable for the administration of the 2009 Plan. In addition, the Administrator has the authority to determine the terms and conditions of and to institute an exchange program pursuant to which Awards may be amended to provide for a lower exercise price or surrendered or cancelled in exchange for Awards with a lower exercise price, a different type of Award, cash, or a combination of the foregoing. All decisions, interpretations and other actions of the Administrator shall be final and binding on all holders of Awards and on all persons deriving their rights therefrom.

Assuming stockholder approval, the number of shares of Common Stock initially reserved for issuance under the 2009 Plan will be 800,925 shares plus the number of shares that, (a) as of January 11, 2009, have been reserved but not issued pursuant to any awards granted under the 1999 Plan and are not subject to any awards granted thereunder, or (b) are subject to awards granted under the 1999 Plan that otherwise would have been returned to the 1999 Plan on account of the expiration, cancellation or forfeiture of awards granted under such plan, with the maximum number of shares to be added to the 2009 Plan pursuant to clauses (a) and (b) above equal to 2,958,296 shares. In addition, the share reserve will annually increase until the termination of the 2009 Plan by an amount of shares equal to the lesser of (i) 3% of the Company’s total outstanding shares on the last day of each fiscal year of the Company, (ii) 2,000,000 or (iii) such lesser amount as determined in the sole and absolute discretion of the Board.

If an Award expires, is surrendered pursuant to an exchange program or becomes unexercisable without having been settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company, then any such shares of Common Stock that are reacquired or subject to such terminated Award will again become available for issuance under the 2009 Plan. Also, if the Company experiences a stock dividend, reorganization, or other change in capital structure, the Administrator will adjust the number and class of shares of Common Stock available for issuance under the 2009 Plan, the number and class of shares of Common Stock which may be added annually to the shares reserved under the 2009 Plan, and the outstanding Awards.

Eligibility to Receive Awards. The Administrator selects the employees, consultants, and directors who will be granted Awards under the 2009 Plan. The actual number of individuals who will receive Awards cannot be determined in advance because the Administrator has the discretion to select the participants.

Stock Options. A stock option is the right to acquire shares of Common Stock at a fixed exercise price for a fixed period of time. Under the 2009 Plan, the Administrator may grant nonqualified stock options and/or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment). The exercise price of the shares subject to each stock option is set by the Administrator but cannot be less than 100% of the fair market value (on the date of grant) of the shares of Common Stock covered by the stock option. An exception would be made for any stock options that the Administrator grants in substitution for stock options held by employees of companies that the Company acquires (in which case the exercise price preserves the economic value of the employee’s cancelled stock option from his or her former employer).

In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000.

Stock options become exercisable at the times and on the terms established by the Administrator and set forth in the participant’s Award agreement. The Administrator also establishes the time at which stock options expire, but the expiration may not be later than ten (10) years after the grant date. With respect to any participant who owns 10% of the voting power of all classes of the Company’s outstanding stock, the term of an incentive stock option may not exceed five years.

After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock option for the period of time determined by the Administrator and set forth in his or her Award agreement. In the absence of such a determination by the Administrator, the participant generally will be able to exercise his or her stock option for (3) three months following his or her termination for reasons other than death or disability, and (12) twelve months following his or her termination due to death or disability.

The acceptable methods of payment for shares issued upon exercise of a stock option are set forth in the Award agreement and may consist of (1) cash or check, (2) shares of the Company’s Common Stock having a fair market value on the exercise date equal to the exercise price and held for more than 6 months, (3) payment through a broker-dealer sale and remittance procedure, (4) payment through a net exercise procedure, which would allow the participant to pay the applicable exercise price for such stock option, and associated tax withholding, by canceling a portion of the shares subject to the stock option, or (5) a combination of such methods. By paying the exercise price through a net exercise procedure, the participant would only receive the number of shares that remain after payment of the exercise price and applicable tax withholding. At the time of exercise, a participant must also pay any taxes that the Company is required to withhold.

Restricted Stock. Awards of restricted stock are shares of Common Stock that vest in accordance with the terms and conditions established by the Administrator and set forth in the participant’s Award agreement. The Administrator determines the number of shares of restricted stock granted to any participant. In determining whether an Award of restricted stock should be made, and/or the vesting schedule for any such Award, the Administrator may impose whatever conditions to vesting it determines to be appropriate.

A holder of restricted stock will have full voting rights, unless determined otherwise by the Administrator. A holder of restricted stock also generally will be entitled to receive all dividends and other distributions paid with respect to the shares of restricted stock; provided, however, that dividends and distributions generally will be subject to the same vesting criteria as the shares of restricted stock upon which the dividend or distribution was paid.

Limited Transferability of Awards. Unless otherwise determined by the Administrator, an Award granted under the 2009 Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. In the case of nonqualified stock options or shares of restricted stock, a participant may, if the Administrator so permits, transfer all or part the stock option or shares of restricted stock to family members (as defined by applicable federal securities laws) through gifts or domestic relations orders, as permitted by applicable federal securities laws.

Corporate Transaction. If provided in the applicable Award agreement, in the event of the Company’s merger with or into another corporation, the sale of all or substantially all of the Company’s assets, or certain other transactions, each outstanding Award will be assumed by the successor corporation (or a parent or subsidiary or such successor corporation). If there is no assumption of outstanding Awards, the Awards shall terminate effective as of the transaction.

Amendment, Suspensions and Termination of the 2009 Plan. The Board may amend, suspend or terminate the 2009 Plan at any time. However, no amendment, suspension, or termination may impair the rights of any participant without his or her consent. Also, stockholder approval will be required for certain material amendments to the 2009 Plan, as provided under Nasdaq rules. Unless terminated earlier, the 2009 Plan will continue in effect for a term of ten (10) years from the date adopted by the Board.

Awards Granted to Certain Individuals and Groups. The number of Awards (if any) that an employee, consultant, or director may receive under the 2009 Plan is in the discretion of the Administrator and therefore cannot be determined in advance. Our executive officers and directors have an interest in this proposal because they are eligible to receive Awards under the 2009 Plan. The following table sets forth (a) the total number of shares subject to stock options granted under the 1999 Plan to the listed persons and groups since the beginning of the last fiscal year through January 11, 2009 and (b) the weighted average per share exercise price of such stock options. No other type of Award was granted under the 1999 Plan during this time. The last reported trade price for shares of Common Stock on January 13, 2009, was $1.70.

Name of Individual or Group	Number of Securities Underlying Options Granted	Weighted Average Per Share Exercise Price
Carlton H. Baab President and Chief Executive Officer	—	$—

Jeffrey L. Wong Vice President, Marketing	250,000	$3.36

Thomas G. Lim CFO and Vice President of Finance	100,000	$2.70

Robert W. Albo(1) Vice President, Business Solutions	—	$—

All executive officers, as a group	350,000	$3.17

All directors who are not executive officers, as a group	—	$—

All employees who are not executive officers, as a group	254,750	$4.45

(1)	Mr. Albo’s employment with the Company terminated on August 6, 2008.

Federal Tax Aspects

The following paragraphs are a summary of the material U.S. federal income tax consequences associated with Awards granted under the 2009 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Nonqualified Stock Options. No taxable income is recognized when a nonstatutory stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock on the exercise date over the exercise price. Any additional gain or loss recognized upon later disposition of the shares of Common Stock is capital gain or loss.

Incentive Stock Options. No taxable income is recognized when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the stock option and then later sells or otherwise disposes of the shares of Common Stock more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the stock option and then later sells or otherwise disposes of the shares of Common Stock before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares of Common Stock on the exercise date (or the sale price, if less) minus the exercise price of the stock option. Any additional gain or loss will be capital gain or loss.

Restricted Stock. A participant generally will not have taxable income upon grant of restricted stock unless the participant elects to be taxed at the time of grant in accordance with applicable tax rules. Instead, the participant will recognize ordinary income at the time of vesting equal to the fair market value of the shares on that date or the cash received minus any amount paid.

Section 409A. Section 409A of the Code provides certain new requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2009 Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an Award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that Award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an Award under the 2009 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” as determined under Section 162(m) of the Code and applicable guidance.

Summary

We believe strongly that the approval of the 2009 Plan is essential to our continued success. Awards such as those provided under the 2009 Plan constitute an important incentive and help us to attract and retain people whose skills and performance are critical to our success. Our employees and directors are our most important asset. The 2009 Plan is vital to our ability to attract and retain outstanding and highly skilled individuals to work for the Company and serve on our Board.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF

THE 2009 EQUITY INCENTIVE PLAN.

Voting Information

Approval of the 2009 Plan requires the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock that are present in person or by proxy and entitled to vote at the Annual Meeting. If stockholders do not approve the 2009 Plan, the Company’s ability to include equity compensation as part of our employees’ total compensation package will be limited following the expiration of the 1999 Plan. Our directors and executive officers have an interest in this proposal.

Abstentions, while included for the purpose of determining the presence of a quorum at the Annual Meeting, will have the effect of a vote against the approval of the 2009 Plan. Broker non-votes, while included for the purpose of determining the presence of a quorum at the Annual Meeting, will have no effect on the vote. The Proxy Agents will vote your shares “FOR” approval of the 2009 Plan unless instructions to the contrary are indicated in the enclosed proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 2008, certain information with respect to the beneficial ownership of the Company’s voting securities by (i) any person (including any “group” as set forth in Section 13(d) (3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) known by us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, (ii) each director, (iii) each of the Named Executive Officers (defined below), and (iv) all of our current directors and executive officers as a group. The percentages in the following table are based on 26,697,501 shares of Common Stock, issued and outstanding as of December 31, 2008.

Name and Address(1)	Number of Shares of Common Stock	Percent of Total Common Stock
5% Stockholders
Carlton H. Baab(2)	16,178,288	58%
Richard W. Koe(3)	14,959,556	56%
Astoria Capital Partners, L.P.(4)	14,894,956	56%
Directors and Officers
Philip D. Barrett(5)	348,313	1%
Gerald F. Chew(6)	154,325	*
Douglas G. Marshall(7)	148,155	*
Robert W. Albo(8)	—	*
Thomas G. Lim(9)	146,190	*
Jeffrey L. Wong(10)	101,584	*
All Directors and Executive Officers as a group (9 persons)(11)	17,348,438	61%

*	Represents less than 1%

(1)	Except as otherwise indicated below, we believe the persons whose names appear in the table above have sole voting and investment power with respect to all shares of stock shown as beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated below, the address of each beneficial owner listed in the table is c/o TigerLogic Corporation, 25A Technology Drive, Irvine, California 92618.

(2)	Represents options to purchase 1,283,332 shares of Common Stock exercisable within 60 days of December 31, 2008, held by Mr. Baab. Also includes the following shares beneficially owned by Astoria: 14,894,956 shares of Common Stock. Mr. Baab is an employee of ACM, which is a general partner of Astoria. As a general partner of Astoria, ACM has a special profit interest in Astoria’s realized and unrealized gains and income in excess of a specified hurdle rate, subject to certain additional conditions. As an employee of ACM, Mr. Baab is entitled to an annual bonus equal to a fixed percentage of any special profit allocation Astoria receives for the year in question. Mr. Baab, who is on formal leave of absence from ACM, disclaims beneficial ownership of the securities held by Astoria as he does not hold voting or investment power over the holdings of Astoria.

(3)	Includes the following shares beneficially owned by Astoria: 14,894,956 shares of Common Stock. Also includes 64,600 shares beneficially owned by Mr. Koe and ACM through an investment fund managed by ACM. Mr. Koe is the President and sole stockholder of ACM and Mr. Koe and ACM are the General Partners of Astoria.

(4)	The principal address of Astoria is 1675 SW Marlow Avenue, Suite 315 Portland, Oregon 97225.

(5)	The principal address for Mr. Barrett is P.O. Box 1033, Vancouver, Washington 98666. Includes 307,425 shares of Common Stock owned by the Philip and Debra Barrett Charitable Trust and 40,888 shares of Common Stock owned by the Philip Barrett Family Charitable Trust. Mr. Barrett serves as a trustee for each Trust.

(6)	Includes options to purchase 124,325 shares of Common Stock exercisable within 60 days of December 31, 2008, held by Mr. Chew.

(7)	Includes options to purchase 124,325 shares of Common Stock exercisable within 60 days of December 31, 2008, held by Mr. Marshall.

(8)	Mr. Albo’s employment with the Company terminated on August 6, 2008.

(9)	Includes options to purchase 144,790 shares of Common Stock exercisable within 60 days of December 31, 2008, held by Mr. Lim.

(10)	Includes options to purchase 98,957 shares of Common Stock exercisable within 60 days of December 31, 2008, held by Mr. Wong.

(11)	Includes an aggregate of 1,976,895 shares of Common Stock issuable upon exercise of options and warrants exercisable within 60 days of December 31, 2008.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The following sets forth certain information regarding our executive officers as of December 31, 2008:

Name	Age	Position(s)
Carlton H. Baab	51	President, Chief Executive Officer and Director
Thomas G. Lim	40	Chief Financial Officer, Vice President Finance and Secretary
Jeffrey L. Wong	51	Vice President, Marketing
John H. Bramley	52	Vice President, Operations

Mr. Baab joined us as the President and Chief Executive Officer in August 2001 and was appointed as a member of the Board in December 2001. From May 2001 to August 2001, Mr. Baab served as a Managing Principal of ACM; a Securities and Exchange Commission (the “SEC”) registered investment advisor and a General Partner of Astoria, a significant stockholder of ours. In August 2001, Mr. Baab took a formal leave of absence from ACM to join us. From March 2000 to April 2001, Mr. Baab was the Vice President of Finance and Chief Financial Officer of Certive, Inc., a web-based small-business services firm. From January 1999 to March 2000, Mr. Baab was the Chief Operating Officer and Chief Financial Officer of RemarQ Communities, Inc., a web-based provider of discussion group services. Mr. Baab served as Chief Financial Officer of the CKS Group (“CKS”), a marketing communications company, from February 1994 through December 1998. In addition, Mr. Baab served as an Executive Vice President and the Secretary of CKS from August 1995 through December 1998 and as CKS’s Chief Operating Officer from August 1995 through May 1996. Mr. Baab also served on the Board of Directors of Momentum Business Applications, Inc. (Nasdaq: MMTM), which provided research and development expertise on a contract basis, until it was acquired by PeopleSoft (Nasdaq: PSFT) in April 2002. Mr. Baab holds a B.S. in Electrical Engineering, with honors, from the University of Southern California and an M.B.A. from the Harvard Graduate School of Business Administration.

Mr. Lim has served as our Chief Financial Officer and Vice President, Finance since May 2006 and has served as Secretary since August 2006. Prior to joining TigerLogic, from March 2004 to May 2006, Mr. Lim served as the Director of Finance and Controller of WageWorks, Inc., an employee benefits administration firm. Mr. Lim served as the Director of Finance of DNA Sciences, Inc., a bio-research company, from October 2002 to January 2004, and as the Corporate Controller of Certive Corporation, a software company, from June 2000 to September 2002. Mr. Lim holds a B.S. in Accounting and Finance from the University of California, Berkeley, Haas School of Business and an M.B.A. from the University of California, Berkeley, Haas School of Business. Mr. Lim is a Certified Public Accountant.

Mr. Wong joined us in July 2007 as our Vice President of Marketing. From July 2002 to June 2007, Mr. Wong served in various management roles with Genesys Conferencing, a publicly-traded company offering integrated Web, audio and video conferencing services, including Director of Technical Applications Management, Director of National Account Sales—Eastern Region, and Global Director of Product Management. From June 1999 to July 2002, Mr. Wong served as the Director of Product Marketing with Placeware, Inc., a Web conferencing services company. Mr. Wong also served as Director of Corporate Marketing with Lexar Media from 1998 to 1999 and

Director of Marketing with Silicon Gaming from 1996 to 1998. Mr. Wong holds a B.S. in Civil Engineering from the University of California, Berkeley, a M.S. in Materials Engineering from L’Ecole Superieure de Soudure Autogenne in Paris, France, and an M.B.A. from the University of California, Los Angeles, Anderson School of Management.

Mr. Bramley has served as our Vice President of Operations since June 2008. From February 2007 to June 2008, Mr. Bramley served as our Vice President of Product Development. From April 2001 to February 2007, Mr. Bramley held various corporate technical positions involved with the development, marketing and support of TigerLogic’s XDMS technology. From November 1996 to April 2001, Mr. Bramley served as Vice President, Engineering responsible for the product development and technical support for Raining Data’s multi-dimensional database management systems. From January 1987 to November 1996, Mr. Bramley was involved in the management and development of the Pick database management system at Sequoia Systems, a vendor of fault tolerant hardware products. Mr. Bramley holds a Bachelor of Science degree in Computer Science, with honors, from the State University of New York, Plattsburgh, NY.

Executive Compensation

The following table sets forth the compensation of our Named Executive Officers, which consist of (i) all persons serving as the chief executive officer during the fiscal year ended March 31, 2008, (ii) the two most highly compensated executive officers serving as such at the end of the fiscal year March 31, 2008, in addition to the chief executive officer and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to subsection (ii) above but for the fact that the individual was not serving as an executive officer at the end of the fiscal year ended March 31, 2008:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)		Stock Awards ($)	Option Grants ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Carlton H. Baab,	2008	$248,000		$250,000	(3)	$—	$214,902	$—	$—	$26,647	(4)	$739,549
President and Chief Executive Officer	2007	$248,000		$150,000	(5)	$—	$191,474	$—	$—	$21,669	(4)	$611,143

Jeffrey L. Wong,	2008	$126,855	(6)	$110,000	(7)	$—	$103,175	$—	$—	$239	(8)	$340,269
Vice President, Marketing(6)	2007	$—		$—		$—	$—	$—	$—	$—		$—

Robert W. Albo,	2008	$175,000		$21,875	(9)	$—	$130,156	$—	$—	$5,538	(10)	$332,569
Vice President, Business Solutions(12)	2007	$175,000		$87,500	(11)	$—	$130,165	$—	$—	$168	(8)	$392,833

Thomas G. Lim,	2008	$175,000		$30,625	(13)	$—	$112,979	$—	$—	$150	(8)	$318,754
CFO and Vice President of Finance	2007	$147,404	(14)	$86,250	(15)	$—	$62,571	$—	$—	$142	(8)	$296,367

(1)	Includes base salary amounts earned in each fiscal year. Includes amounts (if any) deferred at the named executive officer’s option under the Company’s 401(k) plan.

(2)	Amounts shown do not reflect compensation actually received by the named executive officers. Instead, the amounts shown reflect the expense recognized by us in each fiscal year presented for option awards as determined pursuant to SFAS 123(R). These compensation costs include option awards granted in and prior to each fiscal year presented. The assumptions used to calculate the value of the option awards are set forth in the notes to the consolidated financial statements in Item 7 of the Company’s Form 10-KSB (Note 2, “Determining Fair Value”), with the exception that the “Estimated Forfeiture Rates” assumption used was zero in accordance with SEC instructions to Item 402(b)(2)(v) and (vi). There were no forfeitures in 2008 or 2007 of option awards received by the Named Executive Officers. The material terms of each option grant is further described in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End Table” below.

(3)	Represents a discretionary bonus earned by Mr. Baab in fiscal year 2008 but paid in April 2008.

(4)	All Other Compensation for Mr. Baab reflects payments to a continuing medical plan Mr. Baab had in place at the time he joined us ($26,100 for fiscal year 2008 and $21,122 for fiscal year 2007), and a taxable amount of premiums paid by us on group term life insurance policies ($547 for fiscal year 2008 and fiscal year 2007).

(5)	Represents a discretionary bonus earned by Mr. Baab in fiscal year 2007 but paid in April 2007.

(6)	Mr. Wong joined the Company in July 2007, but did not start serving as an executive officer until April 22, 2008. Amount represents the prorated salary earned in fiscal year 2008.

(7)	Represents a discretionary bonus earned by Mr. Wong in fiscal year 2008 but paid in April 2008.

(8)	Represents taxable amount of premiums paid by us on group term life insurance policies for the benefit of all the Named Executive Officers.

(9)	Represents a discretionary bonus earned by Mr. Albo in fiscal year 2008 but paid in May 2008.

(10)	All Other Compensation for Mr. Albo reflects payments for taxable amount of premiums paid by us on group term life insurance policies ($346 for fiscal year 2008), and transportation costs ($5,192 for fiscal year 2008).

(11)	Represents a discretionary bonus earned by Mr. Albo in fiscal year 2007 but paid in June 2007.

(12)	Mr. Albo’s employment with the Company terminated on August 6, 2008.

(13)	Represents a discretionary bonus earned by Mr. Lim in fiscal year 2008 but paid in May 2008.

(14)	Mr. Lim joined the Company in May 2006. Amount represents the prorated salary earned in fiscal year 2007.

(15)	Represents a sign-on bonus of $25,000 plus a discretionary bonus of $61,250 earned by Mr. Lim in fiscal year 2007 but paid in June 2007.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the outstanding equity awards held by each named executive officer as of March 31, 2008. The Named Executive Officers did not exercise any options during the fiscal year ended March 31, 2008.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Equity Incentive Plan Awards; Number of Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Carlton H. Baab	183,332	216,668	(2)	—	$3.50	5/10/2016	—	$—	—	$—
	1,000,000	—		—	$1.55	9/24/2011	—	$—	—	$—
	50,000	—		—	$1.02	7/31/2009	—	$—	—	$—
Jeffrey L. Wong	—	250,000	(3)	—	$3.36	7/09/2017	—	$—	—	$—
Robert W. Albo	166,666	83,334	(4)	—	$2.49	7/15/2015	—	$—	—	$—
Thomas G. Lim	68,749	81,251	(5)	—	$3.25	5/30/2016	—	$—	—	$—
	—	100,000	(6)	—	$2.70	6/12/2017	—	$—	—	$—

(1)

Unless otherwise noted, the options vest at a rate of 25% one year from the date of grant and 1/48th each month thereafter and expire ten years from the date of grant. The vesting of options granted to the Named Executive Officers may accelerate under specified conditions, as described in the “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” section below.

(2)

This option was granted on May 10, 2006 and vests over four years, subject to Mr. Baab’s continued employment, with 25% of the shares vesting on May 10, 2007 and 1/48th of the shares vesting each month thereafter, subject to acceleration of vesting as described in the “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” section below.

(3)

This option was granted on July 9, 2007 and vests over four years, subject to Mr. Wong’s continued employment, with 25% of the shares vesting on July 9, 2008 and 1/48th of the shares vesting each month thereafter, subject to acceleration of vesting as described in the “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” section below.

(4)

This option was granted on July 15, 2005 and vests over four years, subject to Mr. Albo’s continued employment, with 25% of the shares vesting on July 15, 2006 and 1/48th of the shares vesting each month thereafter, subject to acceleration of vesting as described in the “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” section below. Vesting of the shares ceased upon the Company’s termination of Mr. Albo’s employment on August 6, 2008, and all 62,502 unvested shares were forfeited at that time.

(5)

This option was granted on May 30, 2006 and vests over four years, subject to Mr. Lim’s continued employment, with 25% of the shares vesting on May 30, 2007 and 1/48th of the shares vesting each month thereafter, subject to acceleration of vesting as described in the “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” section below.

(6)

This option was granted on June 12, 2007 and vests over four years, subject to Mr. Lim’s continued employment, with 25% of the shares vesting on June 12, 2008 and 1/48th of the shares vesting each month thereafter, subject to acceleration of vesting as described in the “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” section below.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Regardless of the reason for termination, a Named Executive Officer is entitled to receive upon termination of employment amounts earned through the termination date, including, base salary and unused vacation pay, and the right to exercise any shares of options vested up to the executive’s termination date. The Named Executive Officers are not otherwise entitled to any severance benefits upon voluntary resignation. Our Compensation Committee and Board of Directors determine whether any severance benefits are provided upon any voluntary termination on a case-by-case basis.

Effective April 5, 2003, we entered into a Severance and Change of Control Agreement with Mr. Baab (the “Baab Severance Agreement”). On December 18, 2008, the Board approved an amendment to the Baab Severance Agreement primarily to bring the agreement into compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and other guidance promulgated thereunder (“Section 409A”). The Baab Severance Agreement was amended to, among other things, reflect new rules governing the timing of certain payments, to clarify Mr. Baab’s current health plan arrangements with the Company and to eliminate discretionary better-of provisions for reduction of benefits as provided under Section 280G of the Code. The agreement provides for a lump sum severance payment equal to twelve (12) months of Mr. Baab’s base salary as then in effect (less applicable withholdings) in the event of his involuntary termination other than for cause, death or disability, either prior to a change of control or at least twelve months after a change of control. In the event of Mr. Baab’s involuntary termination other than for cause, death or disability within twelve (12) months following a change of control, the agreement provides for: (i) 100% acceleration of vesting of his stock options as of his termination date; (ii) a lump sum severance payment equal to 200% of the aggregate salary and bonus earned by Mr. Baab during the twelve (12) months preceding his termination (less applicable withholdings); and (iii) Company-paid health (i.e., medical, vision and dental) coverage commensurate with those in effect for Mr. Baab on the day immediately preceding his termination for a period until the earlier of (1) the date Mr. Baab is no longer eligible to receive continuation coverage pursuant to COBRA, or (2) twelve (12) months from the termination date.

Effective June 12, 2007, we entered into an offer letter agreement with Mr. Wong. The offer letter provides for full vesting of Mr. Wong’s options upon an involuntary termination of his employment other than for cause or disability within twelve (12) months following a change of control, subject to his signing a general release in a commercially customary form prescribed by us.

Effective April 23, 2006, we entered into an offer letter agreement with Mr. Lim (the “Lim Offer Letter”). On December 18, 2008, the Board approved an amendment to the Lim Offer Letter primarily to bring the agreement into compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and other guidance promulgated thereunder (“Section 409A”). The amendment to the Lim Offer Letter provided for the removal of certain noncompetition provisions and the elimination of acceleration of equity awards other than in connection with a change of control of the Company. In accordance with the terms of the amended agreement, in the event that Mr. Lim is terminated as a result of an involuntary termination, other than for cause or disability, within twelve (12) months after a change of control, one hundred percent (100%) of the shares subject to the option granted in connection with his commencement of employment shall be vested on the date of Mr. Lim’s termination. In the event that Mr. Lim is terminated for any reason other than for cause, Mr. Lim shall receive a lump sum severance payment equal to six (6) months of his annual base salary as then in effect, and except for the acceleration of vesting provided in the event of a change of control, the vesting of his stock options shall cease as of the date of his termination. Mr. Lim’s receipt of severance benefits will be contingent upon his signing and not revoking a general release in a commercially customary form prescribed by us, his compliance with the non-solicitation provisions set forth in his offer letter and his compliance with the Company’s Employment Confidential Information, Invention Assignment, and Arbitration Agreement.

Effective July 12, 2005, we entered into an offer letter agreement with Mr. Albo. The offer letter provides for full vesting of Mr. Albo’s options upon an involuntary termination of his employment other than for cause or disability within twelve (12) months following a change of control, subject to his signing a general release in a commercially customary form prescribed by us. Mr. Albo’s employment with the Company terminated on August 6, 2008; at which time, vesting of Mr. Albo’s options ceased, no acceleration of vesting was triggered, and all 62,502 unvested shares were forfeited.

Director Compensation

We reimburse directors for travel and other out-of-pocket expenses incurred in attending Board meetings. We do not pay cash compensation to our directors.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Richard W. Koe(2)	$—	$—	$—		$—	$—	$—	$—
Gerald F. Chew(3)	$—	$—	$21,489	(4)	$—	$—	$—	$21,489
Douglas G. Marshall(5)	$—	$—	$21,489	(6)	$—	$—	$—	$21,489
Philip D. Barrett(7)	$—	$—	$—		$—	$—	$—	$—
Richard W. Smith(8)	$—	$—	$31,421	(9)	$—	$—	$—	$31,421

(1)

Amounts shown do not reflect compensation actually received by the directors. Instead, the amounts shown reflect the expense recognized by us in 2008 for option awards as determined pursuant to SFAS 123(R). These compensation costs include option awards granted in and prior to 2008. The assumptions used to calculate the value of the option awards are set forth in the notes to the consolidated financial statements in Item 7 of the Company’s Form 10-KSB (Note 2, “Determining Fair Value”), with the exception that the “Estimated Forfeiture Rates” assumption used was zero in accordance with SEC instructions to Item 402(b)(2)(v) and (vi). There were no forfeitures in 2008 of option awards received by the named directors, except for 18,056 unvested shares forfeited by Richard W. Smith as a result of his resignation from the Board on August 3, 2007. Unless otherwise noted, the options vest at a rate of 25% one year from the date of grant and 1/48th each month thereafter and expire ten years from the date of grant. For all options awarded to directors, 100% of the shares subject to the options granted may immediately vest in the event of a Corporate Transaction, defined as any of the following transactions: (a) a merger or consolidation in which TigerLogic (“the Company”) is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; (b) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of subsidiary corporations); (c) approval by the Company’s stockholders of any plan or proposal for complete liquidation or dissolution of the Company; (d) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or (e) acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities.

(2)	Mr. Koe’s security ownership is described in Item 11 hereof.

(3)	Mr. Chew held a total of 136,825 outstanding option awards as of March 31, 2008.

(4)

Corresponds to an option grant on May 10, 2006 for 40,000 shares that vests over four years, subject to Mr. Chew’s continued service, with 25% of the shares vesting on May 10, 2007 and 1/48th of the shares vesting each month thereafter. This option grant is subject to acceleration of vesting as described above in footnote (1) above.

(5)	Mr. Marshall held a total of 136,825 outstanding option awards as of March 31, 2008.

(6)

Corresponds to an option grant on May 10, 2006 for 40,000 shares that vests over four years, subject to Mr. Marshall’s continued service, with 25% of the shares vesting on May 10, 2007 and 1/48th of the shares vesting each month thereafter. This option grant is subject to acceleration of vesting as described above in footnote (1) above.

(7)	Mr. Barrett’s security ownership is described in Item 11 hereof.

(8)	Mr. Smith resigned from the Board of Directors as of August 3, 2007.

(9)

Corresponds to an option grant on August 29, 2005 for 50,000 shares that vests over three years, subject to Mr. Smith’s continued service, with one-third ( 1/3) of the shares vesting on August 29, 2006 and 1/36th of the shares vesting each month thereafter. Vesting of the shares ceased upon Mr. Smith’s resignation from the Board on August 3, 2007, and all 18,056 unvested shares were forfeited at that time.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file certain reports of ownership with the SEC and with the National Association of Securities Dealers, Inc. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended March 31, 2008, all reports required to be filed during the fiscal year ended March 31, 2008 pursuant to Section 16(a) of the Exchange Act by directors, executive officers and 10% beneficial owners were timely filed, with the exception of the following late filings: one Form 3 by Mr. Bramley on April 4, 2007 and one Form 3 by Mr. Albo on June 21, 2007. Mr. Smith, a former director, failed to timely file twenty-three Forms 4 with respect to fifty-nine transactions in the Company’s common stock from September 12, 2005 to June 15, 2007. Two Forms 4 were filed on behalf of Mr. Smith on July 20, 2007 disclosing all such transactions, and Mr. Smith paid to the Company eight thousand six hundred seventy six dollars and nine cents ($8,676.09), which is the aggregate amount of the short-swing profits for his transactions in the Company’s common stock from September 12, 2005 to June 15, 2007.

Certain Relationships and Related Party Transactions

In January 2003, we entered into a Note Exchange Agreement (the “Exchange Agreement”) with Astoria to replace the existing Secured Promissory Note, as amended, with a Convertible Subordinated Note. Under the terms of the Exchange Agreement, the Secured Promissory Note was exchanged and replaced with a Convertible Subordinated Note having a principal amount of $22.1 million, which principal amount was equal to the outstanding principal and accrued interest payable on the Secured Promissory Note as of the date of the Exchange Agreement. In October 2005, Astoria assigned a portion of its Common Stock holdings totaling 870,536 shares and a portion of the Convertible Subordinated Note, totaling $1,751,832, to two of its limited partners, GFAM Hedge Partnership (“GFAM”) and CAM Small Cap Fund, L.P. (“CAM”). As such, the Company issued an Amended and Restated Note to Astoria for $20,749,581 and corresponding notes directly to the limited partners for $862,979 and $888,853, respectively. The Convertible Subordinated Notes were convertible into Common Stock at any time, at the option of the holder, at a price of $5.00 per share. The Convertible Subordinated Notes matured on May 30, 2008, extending the May 30, 2003 maturity date of the Secured Promissory Note. The interest rate of the Convertible Subordinated Notes was 5% per annum as compared to an interest rate of 10% per annum under the Secured Promissory Note. The interest was payable quarterly at our option in cash or through increases to the outstanding principal of the Convertible Subordinated Notes.

On December 14, 2004, we entered into an Agreement Regarding Amended and Restated Common Stock Purchase Warrant and 5% Convertible Subordinated Note Due 2008 with Astoria whereby we could redeem, in part, the Convertible Subordinated Note in advance of January 30, 2005. On December 14, 2004, Astoria exercised its warrant in the amount of $2,670,904. In lieu of a cash payment, we used the proceeds of the exercise to pay down a portion of the indebtedness to Astoria. The paydown consisted of $247,129 for accrued and unpaid interest, and $2,423,775 as a reduction of principal of the Convertible Subordinated Note.

On October 4, 2007, the Company received a conversion notice from Astoria and on October 5, 2007, the Company received a conversion notice from GFAM, each electing to convert its Convertible Subordinated Note in full. As a result, $22,917,000 of outstanding principal owed to Astoria under its Convertible Subordinate Note was converted into 4,583,400 shares of the Company’s common stock, and $981,000 of outstanding principal owed to GFAM under its Convertible Subordinated Note was converted into 196,200 shares of the Company’s common stock. Per the terms of the Convertible Subordinated Notes, the Company made a cash payment to Astoria and GFAM of approximately $13,181 and $1,264, respectively, for amounts outstanding under the Convertible Subordinated Notes that were not converted into shares of common stock. Following the conversion of such Convertible Subordinated Notes and the cash payment to Astoria and GFAM, the Convertible Subordinated Notes held by Astoria and GFAM were cancelled. Immediately following such conversion, Astoria holds approximately 57% of the voting power of the Company. On April 10, 2008, the Company received a conversion notice from CAM electing to convert its Convertible Subordinated Note in full. As a result, $977,000 of outstanding principal owed to CAM under its Convertible Subordinated Note was converted into 195,400 shares of the Company’s common stock. Per the terms of the Convertible Subordinated Note, the Company made a cash payment to CAM of approximately $1,531 for the amount outstanding under the Convertible Subordinated Note that was not converted into shares of common stock. Following the conversion of such Convertible Subordinated Note and the cash payment to CAM, the Convertible Subordinated Note held by CAM was cancelled and there are no remaining Convertible Subordinated Notes outstanding subsequent to April 10, 2008.

Astoria is a major stockholder of ours, holding a majority of our outstanding common stock. Richard W. Koe, Chairman of the Board of Directors, serves as the Managing General Partner for Astoria. Carlton H. Baab, our President and Chief Executive Officer and a member of the Board of Directors, served as a Managing Principal of ACM, which is a general partner of Astoria, until taking a formal leave of absence to join us in August 2001. Gerald F. Chew, a member of our Board of Directors, is the cousin of Mr. Koe.

We have entered into our standard form of indemnification agreement with each of our directors and executives.

A description of the terms of the Severance and Change of Control Agreement between us and Mr. Baab, and the offer letter agreements between us and Mr. Wong, between us and Mr. Lim, and between us and Mr. Albo, may be found under the caption “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” above.

It is our current policy that all transactions between us and our officers, directors, five percent (5%) stockholders and their affiliates will be entered into only if these transactions are approved by our Audit Committee, are on terms no less favorable to us than could be obtained from unaffiliated parties and are reasonably expected to benefit us.

REPORT OF AUDIT COMMITTEE

To the Board of Directors:

We have reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended March 31, 2008.

We have discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees, as amended.

We have received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors their independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2008.

We have also considered whether the provision of services by KPMG LLP, other than services related to the audit of the financial statements referred to above and the review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q/QSB for the most recent fiscal year, is compatible with maintaining the independence of KPMG LLP.

Respectfully submitted by:

Gerald F. Chew

Douglas G. Marshall

Philip D. Barrett

* * *

The foregoing Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Report by reference in any such document.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act and the Amended and Restated Bylaws of the Company, which may be amended from time to time. Proposals of stockholders intended to be presented at the Company’s next annual meeting of stockholders must be received by the Company (Attention: Secretary, at the principal offices of the Company) no later than September 26, 2009, for inclusion in the Company’s proxy statement and form of proxy for that meeting. If you intend to present a proposal at our 2009 annual meeting, but you do not intend to have it included in our 2009 proxy statement, you must provide written notice of the stockholder proposal to the Company (Attention: Secretary, at the principal offices of the Company) no later than September 26, 2009.

OTHER MATTERS

The Board does not intend to bring any matters before the Annual Meeting other than as stated in this Proxy Statement and is not aware that any other matters will be presented for action at the Annual Meeting. Should any other matters be properly presented, the Proxy Agents will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

Copies of the Company’s recent reports on Form 10-KSB and Form 10-Q/QSB as filed with the Securities and Exchange Commission will be provided to stockholders without charge upon written or oral request to Thomas G. Lim, Chief Financial Officer, TigerLogic Corporation, 25A Technology Drive, Irvine, California 92618, telephone number (949) 442-4400. Copies may also be obtained from the Company’s website at www.tigerlogic.com.

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports and proxy statements with respect to two or more security holders sharing the same address by delivering a single annual report and proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies.

This year, brokers with account holders who are TigerLogic Corporation stockholders may be “householding” our proxy materials. A single annual report and proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate annual report and proxy statement or, alternatively, if you wish to receive a single copy of the material instead of multiple copies, please notify your broker and direct your request to Thomas G. Lim, Chief Financial Officer, TigerLogic Corporation, 25A Technology Drive, Irvine, California 92618, telephone number (949) 442-4400.

By Order of the Board of Directors,

/s/ Richard W. Koe

Richard W. Koe
Chairman of the Board

January 23, 2009

Irvine, California

Appendix A

TIGERLOGIC CORPORATION

2009 EQUITY INCENTIVE PLAN

SECTION 1

BACKGROUND AND PURPOSE

1.1 Background. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, and Restricted Stock.

1.2 Purpose of the Plan. The Plan is intended to attract, motivate, and retain (a) employees of the Company and any Parent or Subsidiaries, (b) consultants who provide significant services to the Company and any Parent or Subsidiaries, and (c) directors of the Company who are employees of neither the Company nor any Parent or Subsidiary. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company’s stockholders.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 3 of the Plan.

2.2 “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

2.3 “Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Nonqualified Stock Options, or Restricted Stock.

2.4 “Award Agreement” means the written agreement setting forth the terms and conditions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.7 “Committee” means a committee of Directors appointed by the Board in accordance with Section 3.1 of the Plan to administer the Plan.

2.8 “Common Stock” means the common stock of the Company, $0.10 par value.

2.9 “Company” means TigerLogic Corporation, a Delaware corporation, or any successor thereto.

2.10 “Consultant” any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity, but who is neither an Employee nor a Director.

2.11 “Director” means any individual who is a member of the Board of Directors of the Company.

2.12 “Disability” means a permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

2.13 “Employee” means any person employed by the Company or any Parent or Subsidiary, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan. A person shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Parent or Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

2.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.15 “Exchange Program” means a program established by the Administrator under which outstanding Awards are amended to provide for a lower Exercise Price or surrendered or cancelled in exchange for (a) Awards with a lower Exercise Price, (b) a different type of Award, (c) cash, or (d) a combination of (a), (b) and/or (c). Notwithstanding the preceding, the term Exchange Program does not include any (i) program under which an outstanding Award is surrendered or cancelled in exchange for a different type of Award and/or cash having a total value equal to or less than the value of the surrendered or cancelled Award, (ii) action described in Section 4.4, nor (iii) transfer or other disposition permitted under Section 7.7.

2.16 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.17 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If there were no reported sales of the Common Stock on such exchange or system on said date, then its Fair Market Value shall be the closing sales price for such stock as quoted on such exchange or system on the immediately preceding trading day, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

(b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean of the closing bid and asked prices for the Common Stock on the last trading day immediately prior to the relevant date, as reported on The Wall Street Journal or such other source as the Administrator deems reliable; provided however that the

Administrator may use other good faith methods to determine the Fair Market Value of a Share of Common Stock in the event that the Administrator determines that such selling prices or bid and asked prices are not a reliable indicator of fair market value due to low or sporadic volume trading or comparable factors during the relevant period; or

(c) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

2.18 “Fiscal Year” means the fiscal year of the Company.

2.19 “Grant Date” means, with respect to an Award, the date that the Award was granted. The Grant Date of an Award shall not be earlier than the date the Award is approved by the Administrator.

2.20 “Incentive Stock Option” means an Option to purchase Shares that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.21 “Net-Exercise” means a procedure by which the Participant will be issued a number of Shares determined in accordance with a formula X = Y(A-B) / A, where:

X = the number of Shares to be issued to the Participant upon exercise of the Option;

Y = the total number of Shares with respect to which the Participant has elected to exercise the Option;

A = the Fair Market Value of one (1) Share;

B = the Exercise Price per Share.

2.22 “Nonqualified Stock Option” means an option to purchase Shares that is not intended to be an Incentive Stock Option.

2.23 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.24 “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

2.25 “Participant” means an Employee, Consultant, or Director who has an outstanding Award.

2.26 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 6, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator, in its discretion.

2.27 “Plan” means the TigerLogic Corporation 2009 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.28 “Restricted Stock” means Shares issued pursuant to an Award granted to a Participant under Section 6 or issued pursuant to the early exercise of an Option.

2.29 “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, and any future regulation amending, supplementing or superseding such regulation.

2.30 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the Exchange Act.

2.31 “Service Provider” means an Employee, Director or Consultant.

2.32 “Share” means a share of Common Stock of the Company, as adjusted in accordance with Section 4.4 of the Plan.

2.33 “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

2.34 “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or any Parent or Subsidiary for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of a Parent or Subsidiary, but excluding any such termination where there is a simultaneous reemployment by the Company or any Parent or Subsidiary; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or any Parent or Subsidiary for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of a Parent or Subsidiary, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or a Parent or Subsidiary; and (c) in the case of a Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, or non-reelection to the Board.

SECTION 3

ADMINISTRATION

3.1 Procedure.

3.1.1 Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

3.1.2 Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

3.1.3 Other Administration. Other than as provided above, the Plan shall be administered by (a) the Board or (b) a Committee, which Committee shall be constituted to satisfy Applicable Laws.

3.2 Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

3.2.1 to determine the Fair Market Value of the Common Stock;

3.2.2 to select the Service Providers to whom Awards may be granted hereunder;

3.2.3 to determine whether and to what extent Awards are granted hereunder;

3.2.4 to determine the number of Shares to be covered by each Award granted hereunder;

3.2.5 to approve forms of Award Agreement for use under the Plan;

3.2.6 to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the grant date, the exercise price, the time or times when Awards may be exercised or earned (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

3.2.7 to determine the terms and conditions of any, and to institute any Exchange Program;

3.2.8 to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

3.2.9 to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

3.2.10 to modify or amend each Award (subject to the terms of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 5.8.4 regarding Incentive Stock Options);

3.2.11 to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

3.2.12 to determine the terms and restrictions applicable to Awards;

3.2.13 to allow a Participant to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise or vesting of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

3.2.14 to make all other determinations deemed necessary or advisable for administering the Plan.

3.3 Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.4, the total number of Shares available for issuance under the Plan shall equal the sum of (a) 800,925, (b) any Shares that, as of January 11, 2009, have been reserved but not issued pursuant to any awards granted under the Company’s 1999 Stock Plan and are not subject to any awards granted thereunder, and (c) any Shares subject to awards granted under the Company’s 1999 Stock Plan that otherwise would have been returned to the Company’s 1999 Stock Plan on account of the expiration, cancellation or forfeiture of awards granted under such plan, with the maximum number of Shares to be added to the Plan pursuant to clauses (b) and (c) equal to 2,958,296 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

4.2 Automatic Share Reserve Increase. The number of Shares available for issuance under the Plan will be increased on the last day of each Fiscal Year in an amount equal to the lesser of (a) 3% of the Company’s total outstanding Shares on the last day of such Fiscal Year, (b) 2,000,000 Shares, or (c) such lesser amount as determined in the sole and absolute discretion of the Board.

4.3 Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment provided in Section 4.4, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 4.1, plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under Sections 4.2 and 4.3.

4.4 Adjustments in Awards and Authorized Shares. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares which may be delivered under the Plan, the number and class of Shares which may be added annually to the Shares reserved under the Plan, and the number, class, and price of Shares subject to outstanding Awards. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

SECTION 5

STOCK OPTIONS

5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees, Directors and Consultants at any time and from time to time as determined by the Administrator in its sole discretion. The Administrator, in its sole discretion, shall determine the number of Shares subject to each Option. The Administrator may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares covered by the Option, any conditions to exercise the Option, and such other terms and conditions as the Administrator, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3 Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Administrator in its sole discretion.

5.3.1 Nonqualified Stock Options. The Exercise Price of each Nonqualified Stock option shall be determined by the Administrator in its discretion but shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.3.3 Substitute Options. Notwithstanding the provisions of Section 5.3.2, in the event that the Company or a Subsidiary consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Administrator, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

5.4 Expiration of Options.

5.4.1 Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:

(a) The date for termination of the Option set forth in the written Award Agreement; or

(b) The expiration of ten (10) years from the Grant Date.

5.4.2 Administrator Discretion. Subject to the ten-year limits of Sections 5.4.1, the Administrator, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).

5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Administrator shall determine in its sole discretion. After an Option is granted, the Administrator, in its sole discretion, may accelerate the exercisability of the Option.

5.6 Exercise of Option.

5.6.1 Payment. Options shall be exercised by the Participant giving notice and following such procedures as the Company (or its designee) may specify from time to time. Exercise of an Option also requires that the Participant make arrangements satisfactory to the Company for full payment of the Exercise Price for the Shares. All exercise notices shall be given in the form and manner specified by the Company from time to time. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Subject to Applicable Laws, such consideration may consist entirely of:

(a) cash;

(b) check;

(c) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Participant for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(d) consideration received through a broker-dealer sale and remittance procedure pursuant to which the Participant (i) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (ii) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(e) consideration received through a Net-Exercise; or

(f) any combination of the foregoing methods of payment.

As soon as practicable after receipt of a notification of exercise satisfactory to the Company and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

5.6.2 Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option, but only within such period of time as is specified in the Award Agreement, and only to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

5.6.3 Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

5.6.4 Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Participant’s estate or, if none, by the person(s) entitled to exercise the Option under the Participant’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

5.7 Restrictions on Share Transferability. The Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8 Certain Additional Provisions for Incentive Stock Options.

5.8.1 Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and any Parent or Subsidiary) shall not exceed $100,000.

5.8.2 Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement or the Administrator permits later exercise (in which case the Option instead may be deemed to be a Nonqualified Stock Option). No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of Disability, unless (a) the Participant dies during such one-year period, and/or (b) the Award Agreement or the Administrator permit later exercise (in which case the option instead may be deemed to be a Nonqualified Stock Option).

5.8.3 Employees Only. Incentive Stock Options may be granted only to persons who are Employees on the Grant Date.

5.8.4 Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any Parent or Subsidiary, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

SECTION 6

RESTRICTED STOCK

6.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Directors and Consultants as the Administrator, in its sole discretion, shall determine. The Administrator, in its sole discretion, shall determine the number of Shares to be granted to each Participant.

6.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

6.3 Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 6.3.

6.3.1 General Restrictions. The Administrator may set restrictions based upon continued employment or service with the Company and its affiliates, the achievement of specific performance objectives (Company-wide, departmental, or individual), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

6.3.2 Legend on Certificates. The Administrator, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

6.4 Removal of Restrictions. Except as otherwise provided in this Section 6, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 6.3.2 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant. The Administrator (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company

6.5 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

6.6 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. Any such dividends or distribution shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid, unless otherwise provided in the Award Agreement.

6.7 Return of Restricted Stock to the Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 7

MISCELLANEOUS

7.1 Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A of the Code and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator.

7.2 No Effect on Employment or Service. Nothing in the Plan or any Award shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment or service of a Participant between the Company and any Parent or Subsidiary (or between Subsidiaries) shall not be deemed a Termination of Service. Employment with the Company and any Parent or Subsidiary is on an at-will basis only.

7.3 Participation. No Employee, Director or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

7.4 Indemnification. Each person who is or shall have been a member of the Administrator, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

7.5 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

7.6 Beneficiary Designations. If permitted by the Administrator, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Administrator. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

7.7 Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 7.6. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, in the case of Nonqualified Stock Options or Shares of Restricted Stock, a Participant may, if the Administrator (in its discretion) so permits, transfer all or part of the Option or Restricted Stock to family members (within the meaning of the general instructions to Form S-8 under the Securities Act of 1933, or any successor thereto) through gifts or domestic relations orders, as permitted by the general instructions to Form S-8 under the Securities Act of 1933, or by instrument to an inter vivos or testamentary trust in which such Option or Shares of Restricted Stock are to be passed to beneficiaries upon the death of the Participant; provided that such Option or Shares of Restricted Stock shall remain subject to all of the terms and conditions of the Plan and the Award Agreement, including but not limited to the any termination provisions hereof. Subject to the foregoing, all transfers or assignments or attempted transfers or assignments of any Option, Shares of Restricted Stock or Award Agreement shall be void ab initio.

7.8 No Rights as Stockholder. Except to the limited extent provided in Sections 6.5 and 6.6, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

7.9 Conditions Upon Issuance of Shares.

7.9.1 Legal Compliance. Shares will not be issued pursuant to the exercise or settlement of an Award unless the exercise or settlement of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

7.9.2 Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

7.10 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

7.11 Lock-Up Restrictions. In connection with any underwritten public offering of stock or other securities made by the Company pursuant to an effective registration statement filed under applicable federal securities acts, the Participant shall fully comply with and cooperate with the Company and any managing underwriter in connection with any stock “lock-up” or “standstill” agreements or similar restrictions on the offer or sale or contract to sell or other transfer or assignment or pledge or loan or other encumbrance of the Shares (including without limitation any of Shares issued or issuable upon exercise of the Participant’s Options) generally applicable to similarly situated stockholders or optionholders of the Company.

SECTION 8

AMENDMENT, TERMINATION, AND DURATION

8.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

8.2 Duration of the Plan. Subject to Section 8.3 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 8.1 of the Plan.

8.3 Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

SECTION 9

TAX WITHHOLDING

9.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

9.2 Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

SECTION 10

LEGAL CONSTRUCTION

10.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

10.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

10.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

10.4 Securities Law Compliance. With respect to Section 16 Persons, transactions under this Plan are intended to qualify for the exemption provided by Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Administrator.

10.5 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California (with the exception of its conflict of laws provisions).

10.6 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

EXECUTION

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan on the date indicated below.

TIGERLOGIC CORPORATION

Dated: , 2009	By
Title:

TIGERLOGIC CORPORATION

2009 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

NOTICE OF GRANT OF STOCK OPTION

Unless otherwise defined herein, the terms defined in the 2009 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Notice of Grant of Stock Option (the “Notice of Grant”) and Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A (together, the “Agreement”).

[Participant’s Name and Address]

You have been granted an Option to purchase shares of Common Stock of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Number

Grant Date

Vesting Commencement Date

Exercise Price per Share	$

Total Number of Shares Granted

Total Exercise Price	$

Type of Option:	Incentive Stock Option

Nonstatutory Stock Option

Term/Expiration Date:

Vesting Schedule:

Subject to the Participant being a Service Provider on the following dates and other limitations set forth in the Plan and the Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule:

(a) The Participant shall have no right to exercise any part of the Option at any time prior to the expiration of the one (1) year from the Vesting Commencement Date;

(b) The Option shall become exercisable with respect to Twenty-Five Percent (25%) of the Shares upon the expiration of one (1) year from the Vesting Commencement Date; and

(c) The Option thereafter shall become exercisable with respect to an additional One Forty-Eighth (l/48th) of the Option on each monthly anniversary of the Vesting Commencement Date.

Termination Period:

If the Participant ceases to be a Service Provider other than due to his or her death or Disability, he or she may, but only within ninety (90) days from the date the Participant ceases to be a Service Provider, exercise this Option to the extent that the Participant was entitled to exercise it as of the date of such cessation. To the extent he or she was not entitled to exercise this Option as of the date of such cessation, or if he or she does not exercise the Option within the time specified herein, the Option shall terminate.

If the Participant ceases to be a Service Provider as a result of his or her Disability, he or she may, but only within one (1) year from the date the Participant ceases to be a Service Provider, exercise this Option to the extent the Participant was entitled to exercise it at the date of cessation. To the extent that he or she was not entitled to exercise this Option at the date of such cessation, or if he or she does not exercise such Option within the time specified herein, the Option shall terminate.

If the Participant ceases to be a Service Provider as a result of his or her death, the executors or administrators of the estate of the Participant or the heirs or devisees of the Participant (as the case may be) may, but only within one (1) year from the date of such cessation, exercise this Option to the extent the Participant was entitled to exercise it at the date of his or her death. To the extent that the Participant was not entitled to exercise this Option at the date of his or her death, or if this Option is not exercised within the time specified herein, the Option shall terminate.

Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above.

By the Participant’s signature and the signature of the Company’s representative below, the Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Agreement. The Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement. The Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	TIGERLOGIC CORPORATION

Signature	By

Print Name	Title

Residence Address

EXHIBIT A

TERMS AND CONDITIONS OF STOCK OPTION GRANT

1. Grant of Option. The Company hereby grants to the Participant named in the Notice of Grant (the “Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Agreement and the Plan, which is incorporated herein by reference. Subject to Section 8.1 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an ISO under Section 422 of the Code. However, if this Option is intended to be an ISO, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonqualified Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event shall the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to the Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.

2. Vesting Schedule. Except as provided in Section 3, the Option awarded by this Agreement shall vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition shall not vest in the Participant in accordance with any of the provisions of this Agreement, unless the Participant shall have been continuously a Service Provider from the Grant Date until the date such vesting occurs.

3. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option shall be considered as having vested as of the date specified by the Administrator.

4. Termination on Corporate Transaction: Assumption. Notwithstanding any contrary provision hereof, effective upon the consummation of a Corporate Transaction, the Option shall terminate unless the Option is assumed by the successor corporation or parent thereof in connection with such Corporate Transaction. For this purpose, a “Corporation Transaction” will include any of the following transactions:

(a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(b) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations);

(c) approval by the Company’s stockholders of any plan or proposal for the complete liquidation or dissolution of the Company;

(d) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

(e) acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities, but excluding any such transaction that the Administrator determines in its sole discretion shall not be a Corporate Transaction.

5. Exercise of Option.

(f) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Agreement. The Participant shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Administrator. In no event shall the Company issue fractional Shares.

(g) Method of Exercise. This Option shall be exercisable by delivery of an exercise notice, in the form attached as Exhibit B (the “Exercise Notice”), or in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. Such Exercise Notice shall be properly completed and delivered in such manner as the Administrator may determine (including electronically). Payment of the Exercise Price may only be made in such manner as described below, and if appropriate, shall accompany the written notice. This Option shall be deemed to be exercised upon receipt by the Company (or its designated representative) of the Exercise Notice and completion of payment of the Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Participant on the date the Option is exercised with respect to such Exercised Shares. This Option may not be exercised for a fraction of a share.

6. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Participant:

(a) cash;

(b) check;

(c) surrender of other Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price);

(d) payment through a broker-dealer sale and remittance procedure pursuant to which the Participant (i) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (ii) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(e) payment through a Net-Exercise procedure, established at a time selected in the sole and absolute discretion of the Administrator.

7. Tax Obligations.

(a) Withholding Taxes. Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares shall be issued to the Participant, unless and until satisfactory arrangements (as determined by the Administrator) shall have been made by the Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares. To the extent determined appropriate by the Company in its discretion, it shall have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to the Participant. If the Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time of the Option exercise, the Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(b) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to the Participant herein is an ISO, and if the Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Grant Date, or (ii) the date one (1) year after the date of exercise, the Participant shall immediately notify the Company in writing of such disposition. The Participant agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized by the Participant.

8. Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant. After such issuance, recordation and delivery, the Participant shall have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9. No Guarantee of Continued Service. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING THE PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER. THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING THE PARTICIPANT) TO TERMINATE THE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

10. Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company at TigerLogic Corporation, 25A Technology Drive, Irvine, CA 92618, or at such other address as the Company may hereafter designate in writing.

11. Grant is Not Transferable. Except as otherwise provided in Section 7.7 of the Plan, this Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Participant only by the Participant.

12. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13. Additional Conditions to Issuance of Stock. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Participant (or his or her estate), such issuance shall not occur unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company shall make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

14. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms used and not defined in this Agreement shall have the meaning set forth in the Plan.

15. Administrator Authority. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons. The Administrator shall not be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

16. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future Options that may be awarded under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

18. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

19. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

20. Amendment, Suspension or Termination of the Plan. By accepting this Award, the Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan. The Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

21. Governing Law. This Agreement shall be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof.

EXHIBIT B

TIGERLOGIC CORPORATION

2009 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

TigerLogic Corporation

25A Technology Drive

Irvine, CA 92618

Attention: Secretary

2. Exercise of Option. Effective as of today,             ,             , the undersigned (“Purchaser”) hereby elects to purchase             shares (the “Shares”) of the Common Stock of TigerLogic Corporation (the “Company”) under and pursuant to the 2009 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement dated,             (the “Agreement”). The purchase price for the Shares shall be $            , as required by the Agreement.

3. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares and any required tax withholding to be paid in connection with the exercise of the Option.

4. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

5. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Purchaser as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 4.4 of the Plan.

6. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

7. Entire Agreement; Governing Law. The Plan and Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of California.

Submitted by: PURCHASER:	Accepted by: TIGERLOGIC CORPORATION

Signature	By

Print Name	Its

Address:	Address:

TIGERLOGIC CORPORATION 25A Technology Drive Irvine, CA 92618

Date Received

REVOCABLE PROXY TIGERLOGIC CORPORATION

X PLEASE MARK VOTES

AS IN THIS EXAMPLE

ANNUAL MEETING OF STOCKHOLDERS —FEBRUARY 25, 2009 THIS PROXY IS BEING SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS.

The undersigned hereby appoints Richard W. Koe and Thomas G. Lim, and each of them, with full power of substitution as proxies and agents (the “Proxy Agents”), in the name of the undersigned, to attend the Annual Meeting of Stockholders of TigerLogic Corporation, a Delaware corporation, to be held at The Cupertino Inn, 10889 North De Anza Boulevard, Cupertino, California 95014 on Wednesday, February 25, 2009 at 10:00 a.m. local time, or any adjournment thereof, and to vote the number of shares of Common Stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

For

Withhold

For All Except

1. To elect two (2) Class I directors of the Company to serve a term of three (3) years or until their successors are duly elected and qualified;

Douglas G. Marshall Philip D. Barrett

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

For Against Abstain

2. To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending March 31, 2009;

3. To approve the TigerLogic Corporation 2009 Equity Incentive Plan.

In their discretion, the Proxy Agents are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR THE BOARD, FOR BOARD PROPOSAL TWO, AND FOR BOARD PROPOSAL THREE.

PLEASE DATE AND SIGN the enclosed proxy exactly as the name(s) appears herein and return promptly in the accompanying envelope. If the shares are held by joint tenants or as community property, both stockholders should sign.

Detach above card, sign, date and mail in postage paid envelope provided.

TIGERLOGIC CORPORATION

PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Receipt of Notice of Annual Meeting of Stockholders, Annual Report for the year ended March 31, 2008 and Proxy Statement dated January 23, 2009, is hereby acknowledged by the undersigned.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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